Exhibit 4.2

SIXTH AMENDING AGREEMENT DATED AS OF APRIL 1, 2020

TO THE RESTATED CREDIT AGREEMENT DATED AS OF OCTOBER 5, 2017

AMONG

MAXAR TECHNOLOGIES INC.

as successor Borrower

– and –

MDA SYSTEMS HOLDINGS LTD.

as Cdn. Borrower

– and –

ROYAL BANK OF CANADA

as Administrative Agent

– and –

ROYAL BANK OF CANADA

as Collateral Agent

– and –

THE LENDERS FROM TIME TO TIME PARTY THERETO

as Lenders

SIXTH AMENDING AGREEMENT

THIS AGREEMENT dated as of April 1, 2020.

AMONG:

MAXAR TECHNOLOGIES INC., a publicly-traded corporation organized under the laws of the State of Delaware (hereinafter referred to as the “US Borrower”)

OF THE FIRST PART

- and -

MDA SYSTEMS HOLDINGS LTD., a corporation existing under the federal laws of Canada (hereinafter referred to as the “Cdn. Borrower”, and collectively with the US Borrower, the “Borrowers”)

OF THE SECOND PART

- and -

ROYAL BANK OF CANADA, a Canadian chartered bank, in its capacity as administrative agent of the Lenders (hereinafter referred to as the “Administrative Agent”)

OF THE THIRD PART

- and -

EACH PERSON IDENTIFIED ON THE SIGNATURE PAGES HEREOF AS A “PRO RATA LENDER”) (hereinafter collectively referred to as the “Pro Rata Lenders” and sometimes individually referred to as a “Pro Rata Lender”)

OF THE FOURTH PART

WHEREAS the Borrowers, the Administrative Agent and the Pro Rata Lenders are certain of the parties to the Credit Agreement;

AND WHEREAS the Pro Rata Lenders named on the signature pages hereto (which collectively constitute the Required Pro Rata Lenders) have agreed to amend the Covenant Relief Conditions (as defined in the Second Amending Agreement and the Third Amending Agreement) on the terms and conditions set forth herein;

NOW THEREFORE in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1.           INTERPRETATION

1.1          In this Agreement (including the recitals hereto), unless something in the subject matter or context is inconsistent therewith:

“Agreement” means this Sixth Amending Agreement;

“Credit Agreement” means that certain Restated Credit Agreement, dated as of October 5, 2017, among MacDonald, Dettwiler and Associates Ltd. (as a former borrower under the Credit Facilities), as borrower, the Administrative Agent, Royal Bank of Canada, as collateral agent, and the lenders from time to time party thereto, as lenders, as amended by each of that certain First Amending Agreement, dated as of December 21, 2018, the Second Amending Agreement, the Third Amending Agreement, that certain Fourth Amending Agreement, dated as of December 11, 2019, and that certain Fifth Amending Agreement, dated as of December 19, 2019, and as supplemented by that certain Assumption and Novation Agreement dated as of January 1, 2019;

“Second Amending Agreement” means that certain Second Amending Agreement, dated as of December 21, 2018 among Maxar Technologies Ltd. (as a former borrower under the Credit Facilities), the Administrative Agent and the Pro Rata Lenders party thereto, as amended by that certain Amending Agreement in respect of such Second Amending Agreement, dated as of January 15, 2019; and

“Third Amending Agreement” means that certain Third Amending Agreement dated as of November 4, 2019 among the Borrowers, the Administrative Agent and the Lenders party thereto.

1.2          Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.

1.3          The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto. Unless expressly indicated otherwise, all references to “Section” or “Sections” are intended to refer to a Section or Sections of the Credit Agreement.

2.           COVENANT RELIEF CONDITIONS

2.1          Section 3.1(c) of the Second Amending Agreement is deleted in its entirety and replaced with the following:

“(c)        notwithstanding Section 10.2(12) of the Credit Agreement, the Borrower shall not, and shall not permit any Designated Subsidiary to, make any Acquisition unless, on a pro forma basis, after the making of such Acquisition: (i) the aggregate cash consideration paid by the Borrower and its Designated Subsidiaries for all such Acquisitions made after the Amendment Effective Date does not exceed the sum of (x) US$225 million plus (y) the aggregate net cash proceeds received by the Borrower from the issuance of Qualified Equity Interests after the Amendment Effective Date (but only if and to the extent that the specified use of proceeds from each such issuance is to fund all or part of any such Acquisition or any costs related to such Acquisition); and (ii) with respect to any Acquisition for which the aggregate cash consideration paid by the Borrower and its Designated Subsidiaries exceeds US$50 million, the undrawn availability under the Revolving Facility is not less than US$200 million.”

2.2          Section 5.1(b) of the Third Amending Agreement is deleted in its entirety and replaced with the following:

“(b)        notwithstanding Section 10.2(9) of the Credit Agreement, the Borrower shall not, and shall not permit any other MDA Party to, make Investments (other than Investments in Subsidiaries that are MDA Obligors) pursuant to clauses (a) and/or (p) of the definition of Permitted Investments in an aggregate amount in excess of US$350,000,000;”

3.          REPRESENTATIONS AND WARRANTIES

3.1         On the date hereof, the US Borrower represents and warrants to the Administrative Agent that all representations and warranties set forth in Article 7 of the Credit Agreement (except those expressed to be made as of any specific date) are true and accurate in all material respects on the date hereof; provided that any representation and warranty that is qualified as to “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein).

3.2         The representations and warranties in Section 3.1 of this Agreement shall survive the execution and delivery of this Agreement, notwithstanding any investigations or examinations which may be made by or on behalf of the Administrative Agent. Such representations and warranties shall survive until the Credit Agreement has been terminated.

4.          CONFIRMATION OF CREDIT AGREEMENT AND OTHER DOCUMENTS

The Credit Agreement and all covenants, terms and provisions thereof shall, subject to the provisions of this Agreement, be and continue to be in full force and effect.

5.          MISCELLANEOUS

5.1         This Agreement shall be governed by and construed in accordance with the Laws of the State of New York and the Laws of the United States of America applicable therein.

5.2         The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

5.3         This Agreement may be executed in any number of counterparts, including by way of facsimile or PDF, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

5.4         This Agreement shall constitute a Credit Facility Document for the purposes of the Credit Agreement.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

MAXAR TECHNOLOGIES INC., as US Borrower

By:	/s/ Randall H. Lynch
	Name:	Randall H. Lynch
	Title:	Senior Vice President and Treasurer

This page is attached to and forms part of the Sixth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

MDA SYSTEMS HOLDINGS LTD., as Cdn. Borrower

By:	/s/ Randall H. Lynch
	Name:	Randall H. Lynch
	Title:	President and Treasurer

This page is attached to and forms part of the Sixth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Helen Sadowski
	Name:	Helen Sadowski
	Title:	Manager, Agency

By:
Name:
Title:

This page is attached to and forms part of the Sixth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

PRO RATA LENDERS:

ROYAL BANK OF CANADA, as Pro Rata Lender

By:	/s/ Tim VandeGriend
	Name:	Tim VandeGriend
	Title:	Authorized Signatory

By:
Name:
Title:

This page is attached to and forms part of the Sixth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

Bank of Montreal, as Pro Rata Lender

By:	/s/ Anne Robles
	Name:	Anne Robles
	Title:	Vice President

This page is attached to and forms part of the Sixth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

Canadian Imperial Bank of Commerce, New York Branch, as Pro Rata Lender

By:	/s/ Sophia Soofi
	Name:	Sophia Soofi
	Title:	Executive Director

By:	/s/ Stephen Redding
	Name:	Stephen Redding
	Title:	Managing Director

This page is attached to and forms part of the Sixth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

HSBC Bank USA, N.A., as Pro Rata Lender

/s/ Rino Falsone
Name:	Rino Falsone
Title:	Vice President

This page is attached to and forms part of the Sixth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

The Bank of Nova Scotia, Houston Branch, as Pro Rata Lender

/s/ David Lima
Name:	David Lima
Title:	Director

This page is attached to and forms part of the Sixth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

The Toronto-Dominion Bank, New York Branch, as Pro Rata Lender

/s/ Peter Kuo
Name:	Peter Kuo
Title:	Authorized Signatory

This page is attached to and forms part of the Sixth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

National Bank of Canada, as Pro Rata Lender

/s/ David Sellitto
Name:	David Sellitto

/s/ David Torrey
Name:	David Torrey
Title:	Managing Director

This page is attached to and forms part of the Sixth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

WELLS FARGO BANK, N.A., as Pro Rata Lender

By:	/s/ Tracy Plummer
Name:	Tracy Plummer
Title:	Director

Name:
Title:

This page is attached to and forms part of the Sixth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

ING BANK N.V., as Pro Rata Lender

By:	/s/ Wim Steenbakkers
	Name:	Wim Steenbakkers
	Title:	Managing Director

By:	/s/ Katarzyna Sek
	Name:	Katarzyna Sek
	Title:	Managing Director

This page is attached to and forms part of the Sixth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.